LIMITED POWER OF ATTORNEY

 The undersigned director, officer, or ten percent
stockholder of Caesars Acquisition Company, a Delaware
corporation (the Company), hereby constitutes and appoints Tim
Donovan, Michael Cohen  or Jill Eaton full power to act as
his/her true and lawful attorney-in-fact and agent for him/her and in his/her name, place and stead, in any and all capacities related to the execution of all documents required by the
Securities and Exchange Commission for timely reporting of
transactions in Company securities pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and
necessary to be performed in connection with such matters as fully to all intents and purposes as the undersigned officer might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or
substitute, may lawfully do or cause to be done by virtue
hereof. IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 10th day of January, 2014.
/s/ Troy J. Vanke
Name:  Troy J. Vanke
Title: Chief Accounting Officer